Morgan Stanley Institutional Fund Trust - Core
Plus Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule
10f-3

Securities Purchased:  Ford Motor Credit Company
LLC 3.200% due 1/15/2021
Purchase/Trade Date:	  11/4/2015
Offering Price of Shares: $99.927
Total Amount of Offering:  $1,300,000,000
Amount Purchased by Fund: $400,000
Percentage of Offering Purchased by Fund: .031
Percentage of Fund's Total Assets: .20
Brokers:  Credit Agricole Securities (USA) Inc.,
Deutsche Bank Securities Inc., Goldman, Sachs &
Co., Merrill Lynch, Pierce, Fenner & Smith Inc.,
Morgan Stanley & Co. LLC, SG Americas
Securities, LLC, ANZ Securities, Inc., BNY Mellon
Capital Markets, LLC, Commerz Markets LLC,
SMBC Nikko Securities America, Inc., U.S.
Bancorp Investments, Inc.
Purchased From: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Skandinaviska Enskilda
Banken 2.625% due 11/17/2020
Purchase/Trade Date:	  11/9/2015
Offering Price of Shares: $99.494
Total Amount of Offering:  $1,250,000,000
Amount Purchased by Fund: $500,000
Percentage of Offering Purchased by Fund: .040
Percentage of Fund's Total Assets: .24
Brokers:  Citigroup Global Markets Inc., J.P.
Morgan Securities LLC, Merrill Lynch, Pierce,
Fenner & Smith Inc., Morgan Stanley & Co. LLC,
Skandinaviska Enskilda Banken AB
Purchased From: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous
operations*: YES
Percent of offering purchased by Fund and all other
accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is
reasonable and fair compared to the underwritings
of similar securities: YES
* Muni issuers must also have an investment grade
rating from at least one NRSRO; or if less than
three years of continuous operations, must have one
of the three highest rating categories from at least
one NRSRO.
Securities Purchased:  Lockhead Martin
Corporation 3.100% due 1/15/2023
Purchase/Trade Date:	  11/16/2015
Offering Price of Shares: $99.361
Total Amount of Offering:  $500,000,000
Amount Purchased by Fund: $725,000
Percentage of Offering Purchased by Fund: .145
Percentage of Fund's Total Assets: .35
Brokers:  Citigroup, Goldman Sachs & Co., JP
Morgan, Morgan Stanley, Bofa Merrill Lynch,
Credit Agricole CIB, Mizuho Securities, Wells
Fargo Securities, Lloyds Securities, US Bancorp,
ANZ Securities, Barclays, RBC Capital Markets,
SMBC Nikko, TD Securities, UniCredit Capital
Markets, Academy Securities, Blaylock Beal Van
LLC, CL King & Associates, Drexel Hamilton,
Mischler Financial Group Inc., Ramirez & Co. Inc.,
Siebert Brandford Shank & Co. LLC, The Williams
Capital Group LP.
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Whole Foods Market Inc.
5.200% due 12/3/2025
Purchase/Trade Date:	  11/30/2015
Offering Price of Shares: $99.861
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $325,000
Percentage of Offering Purchased by Fund: .033
Percentage of Fund's Total Assets: .16
Brokers:  J.P. Morgan Securities LLC, Morgan
Stanley & Co. LLC, Wells Fargo Securities, LLC,
Goldman, Sachs & Co., William Blair & Company,
LLC
Purchased From: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.



Securities Purchased:  General Motors Co. 6.600%
due 4/1/2016
Purchase/Trade Date:	 2/18/2016
Offering Price of Shares: $99.920
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $300,000
Percentage of Offering Purchased by Fund: .024
Percentage of Fund's Total Assets: .17
Brokers:  Goldman Sachs & Co., Bofa Merrill
Lynch, Citigroup, Deutsche Bank Securities,
Morgan Stanley, Barclays, BNP Paribas,
Commerzank, Credit Agricole CIB, Credit Suisse,
JP Morgan, Lloyds Securities, Mizuho Securities,
Societe Generale, BB Securities, Bradesco BBI,
RBC Capital Markets, RBS, TD Securities,
Blaylock Beal Van LLC, CL King & Associates,
Mischler Financial Group Inc.
Purchased from: Goldman Sachs
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Exxon Mobil Corp 4.114%
due 3/1/2046
Purchase/Trade Date:	 2/29/2016
Offering Price of Shares: $100.00
Total Amount of Offering: $2,500,000,000
Amount Purchased by Fund: $250,000
Percentage of Offering Purchased by Fund: .010
Percentage of Fund's Total Assets: .15
Brokers:  Bofa Merrill Lynch, Citigroup, JP
Morgan, Barclays, Morgan Stanley, BNP Paribas,
HSBC, Mizuho Securities, Societe Generale,
Standard Chartered Bank, BNY Mellon Capital,
Credit Agricole CIB, Deutsche Bank, Lebenthal
Capital Markets, The Williams Capital Group LP,
US Bancorp, Wells Fargo Securities
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:  Anadarko Petroleum Corp.
5.550% due 3/15/2026
Purchase/Trade Date:	 3/14/2016
Offering Price of Shares: $99.690
Total Amount of Offering: $1,100,000,000
Amount Purchased by Fund: $275,000
Percentage of Offering Purchased by Fund: .025
Percentage of Fund's Total Assets: .16
Brokers:  Barclays, Bofa Merrill Lynch, Mizuho
Securities, Deutsche Bank Securities, JP Morgan,
Morgan Stanley, Wells Fargo Securities, Citigroup,
MUFG, BNP Paribas, Credit Agricole CIB, Credit
Suisse, DNB Markets, Goldman Sachs & Co.,
Societe Generale, Standard Chartered Bank, SMBC
Nikko, Scotiabank, UBS Investment Bank, Standard
Bank, BNY Mellon Capital Markets LLC
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%:
YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.